Whitman Education Group, Inc.


RICHARD C. PFENNIGER, JR.
Chief Executive Officer

                                  July 15, 2002


Dear Fellow Shareholder:

     You are cordially invited to attend the 2002 annual meeting of Shareholders of Whitman Education Group, Inc. (the "Company"). The meeting will be held at 10:00 a.m. on August 15, 2002, at the Company's executive offices located at 4400 Biscayne Boulevard, 14th Floor, Miami, Florida 33137.

     The enclosed notice and proxy statement contain details concerning the business to be considered at the meeting. The Board of Directors of the Company recommends a vote "FOR" the election of the nine directors nominated to serve until the 2003 annual meeting of shareholders.

     We sincerely hope that you will be present at the annual meeting. Whether or not you plan to attend, please complete, sign, date and return the accompanying proxy card in the enclosed envelope to ensure that your shares will be represented at the meeting.

     A copy of the Company's 2002 Annual Report to Shareholders is also enclosed.

                                                    Sincerely,

                                                    /s/Richard C. Pfenniger, Jr.

                                                    Richard C. Pfenniger, Jr.

                          Whitman Education Group, Inc.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 15, 2002


To the Shareholders of
Whitman Education Group, Inc.:


     The 2002 annual shareholders meeting (the "Annual Meeting") of Whitman Education Group, Inc. (the "Company") will be held at 4400 Biscayne Boulevard, 14th Floor, Miami, Florida 33137 on August 15, 2002, at 10:00 a.m. local time, for the following purposes:

     (1) to elect nine directors to serve until the 2003 annual meeting of shareholders; and

     (2) to transact such other business as may properly come before the Annual Meeting.

     Only shareholders of record at the close of business on June 28, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of such shareholders will be available for inspection during normal business hours at the offices of the Company located at 4400 Biscayne Boulevard, Miami, Florida 33137 during the 10 days preceding the Annual Meeting.

     Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be considered at the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AND A QUORUM AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY PROVIDING WRITTEN NOTICE TO THE COMPANY BEFORE THE MEETING OR BY ATTENDING THE ANNUAL MEETING AND VOTING.

                                             By Order of the Board of Directors

                                             /s/Fernando L. Fernandez

                                             Fernando L. Fernandez
                                             Secretary


Miami, Florida
July 15, 2002

                          Whitman Education Group, Inc.

                             4400 Biscayne Boulevard
                              Miami, Florida 33137
                                 (305) 575-6510

                                 PROXY STATEMENT

     This proxy statement is furnished by the Board of Directors of Whitman Education Group, Inc., a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Company for use at the annual meeting of shareholders to be held at 10:00 a.m. local time on August 15, 2002 (the "Annual Meeting"), at the Company's executive offices located at 4400 Biscayne Boulevard, 14th Floor, Miami, Florida 33137, and at any adjournments thereof. Mailing of the proxy statement and the accompanying proxy card to shareholders will commence on or about July 15, 2002.

     Record holders of the Company's Common Stock, no par value per share (the "Common Stock"), at the close of business on June 28, 2002 (the "Record Date") are entitled to one vote for each share held on all matters to be considered at the Annual Meeting. On the Record Date, 13,934,620 shares of Common Stock were outstanding and entitled to vote.


Voting

     All properly executed proxies delivered and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy. With respect to the proposal to elect nine directors to serve until the 2003 annual meeting, shareholders may vote in favor of all nominees or withhold their votes as to all or any specific nominees.
Shareholders should specify their choices on the enclosed proxy card. If no specific instructions are given, the shares represented by the proxy will be voted FOR the election of all nominees for director.

     A proxy delivered pursuant to this solicitation is revocable at any time prior to its exercise by giving written notice to the Secretary of the Company, by delivering a later-dated proxy, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

     A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum for transaction of business at the Annual Meeting. The election of directors will require the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Votes that are withheld and broker non-votes, relating to shares as to which a broker or nominee indicates that it does not have discretionary authority to vote on a proposal, will not affect the outcome of the election of directors.

Costs and Manner of Solicitation

     The Company will bear the costs of solicitation of proxies from its shareholders. Solicitation of proxies may be made in person, by mail or by telephone by officers, directors and employees of the Company who will not be specially compensated in such regard. Nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners and secure their voting instructions, if necessary, and will be reimbursed for the reasonable expenses incurred in sending proxy materials to the beneficial owners.


ELECTION OF DIRECTORS

Board of Directors

     A Board of Directors consisting of nine directors will be elected at the Annual Meeting to hold office for one year or until their successors are elected and qualified. The persons named below were designated by the Board of Directors as nominees. All of the nominees are incumbent directors. Although management does not anticipate that any nominee will be unable or unwilling to serve as a director, in the event of such an occurrence, proxies may be voted in the discretion of the persons named in the proxy for a substitute designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors constituting the Board. The Board of Directors recommends a vote "FOR" each of the nominees identified below.


JACK R. BORSTING, PH.D     Dr.  Borsting  has  been  Vice  Chairman of the Board
Director since 1994        since 2000.  Dr. Borsting is a  Professor of Business
Age 73                     Administration  and  Dean Emeritus at the  University
                           of  Southern  California.    From    1988  to   1994,
                           Dr. Borsting was Dean of the  University of  Southern
                           California  School of Business  Administration,  and
                           from  1994  to  2001  E.  Morgan   Stanley  Professor
                           of Business  Administration  and  Executive  Director
                           of  the  Center  of  Telecommunication    Management.
                           Dr. Borsting, a former Assistant Secretary of Defense
                           (Controller), is a director of IVAX Diagnostics, Inc.
                           (laboratory   instruments)  and  a  trustee  of   the
                           Institute  for  Defense  Analysis,  the   Rose   Hill
                           Foundation,  the  Los  Angeles  Orthopedic   Hospital
                           Foundation and Met Life Investors.

NEIL FLANZRAICH            In  1998,  Mr.  Flanzraich  became Vice  Chairman and
Director since 1997        President of IVAX  Corporation (pharmaceuticals).  In
Age 58                     March  2001, Mr.Flanzraich  became  a  member of  the
                           Board  of  Directors   of   IVAX   Diagnostics,  Inc.
                           (laboratory  instruments) and Continucare Corporation
                           (integrated healthcare).   From   1995  through 1998,
                           Mr.Flanzraich  was  a  shareholder  and  Chairman  of
                           the  Life  Sciences  Legal Practice Group  of  Heller
                           Ehrman White & McAuliffe, Palo Alto, California. From
                           1981  to  1994,   Mr. Flanzraich   was   Senior  Vice
                           President,   General  Counsel   and   member  of  the
                           Corporate Executive Committee of Syntex Corporation, an international pharmaceutical company that was acquired by Roche Holdings Ltd.


PHILLIP FROST, M.D.        Dr. Frost has been Chairman of the Board of Directors
Director since 1992        since 1992. Dr. Frost has been  Chairman of the Board
Age 65                     of  Directors and Chief  Executive  Officer  of  IVAX
                           Corporation  (pharmaceuticals) since 1987.  Dr. Frost
                           served  as  President of IVAX  Corporation from  1991
                           until 1995. Dr. Frost was Chairman of the Board of Directors of Key Pharmaceuticals, Inc. from 1972 to
                           1986. Dr. Frost is Chairman of the Board of Directors of IVAX Diagnostics, Inc. (laboratory instruments).
                           He is also director of  Northrup Grumman  Corporation
                           (aerospace) and Ladenburg Thalman Financial Services,
                           Inc.(investment banking and brokerage company). He is Chairman of the Board of Trustees of the University of Miami and a member of the Board of Governors of the American Stock Exchange.

PETER S. KNIGHT            Mr. Knight  is  a   Managing   Director   of  MetWest
Director since 1994        Financial,  a  Los Angeles based  financial  services
Age 51                     company.  Mr. Knight  started  his  career  with  the
                           Antitrust  Division  of the  Department  of  Justice.
                           From 1977 to 1989, Mr.Knight served as Chief of Staff
                           to Al Gore  when  Mr. Gore was a  member of the  U.S.
                           House of Representatives  and  later the U.S. Senate.
                           Mr. Knight served as the  General  Counsel of Medicis
                           Pharmaceutical Corporation from 1989 to 1991 and then
                           established his law practice  representing   numerous
                           Fortune   500  companies   as   named  partner  in  a
                           Washington, D.C. law firm.  In 2000,  he started Sage
                           Venture Partners, an investment firm focusing on the technology and biotechnology sector. Mr. Knight has held senior positions in the last four presidential campaigns including services as campaign manager for the successful 1996 re-election campaign of President
                           Clinton. Mr. Knight serves on the Board of Directors of Medicis Pharmaceutical Corporation, the Schroder
                           Family of Mutual Funds and Hedge Funds Pharmaceutical
                           Resources Inc. and EntreMed. He also serves on the Board of Duke University's Terry Sanford Institute of Public Policy.

RICHARD M. KRASNO, PH.D    In 1999, Dr. Krasno became Executive  Director of the
Director since 1996        William R. Kenan, Jr.  Charitable Trust and President
Age 60                     of the four William R. Kenan,  Jr.  funds.  From 1998
                           to 1999,  Dr. Krasno was  president of  the  Monterey
                           Institute  of   International  Studies  in  Monterey,
                           California.  From  1983  to  1998,   Dr.  Krasno  was
                           President  and  Chief   Executive    Officer  of  the
                           Institute of International  Education  (private  not-
                           for-profit  education  organization),  New York City,
                           New York. He served as its Executive  Vice  President
                           and  Chief  Operating  Officer  from  1981  to  1983.
                           Dr.  Krasno   was   Deputy   Assistant  Secretary  of
                           Education with the U.S. Department of Education from 1980 to 1981.


LOIS F. LIPSETT, PH.D      Dr.  Lipsett is  the  President  of Health  Education
Director since 1996        Associates, Washington, D.C. Since 1995,  Dr. Lipsett
Age 68                     has served  as a  consultant  to  several  companies,
                           including   the   Robert  Wood  Johnson   Foundation.
                           Dr.  Lipsett  was  Vice   President,  Scientific  and
                           Medical Affairs, of the American Diabetes Association
                           from  1992  to  1995.  Prior  to  1992,  Dr.  Lipsett
                           founded   and  was  Director of the National Diabetes
                           Information Clearinghouse and was also Director for several training and career development programs at the National Institutes of Health.

RICHARD C. PFENNIGER, JR.  Mr. Pfenniger  has  been  Chief Executive Officer and
Director since 1992        Vice Chairman of the Company since 1997. Mr.Pfenniger
Age 46                     was  Chief  Operating  Officer  of  IVAX  Corporation
                           (pharmaceuticals)  from  1994  to 1997.  He served as
                           Senior Vice  President  -- Legal  Affairs and General
                           Counsel of IVAX Corporation  from 1989 to 1994. Prior
                           to  joining  IVAX   Corporation,   Mr.  Pfenniger was
                           engaged in private law  practice.   Mr. Pfenniger  is
                           also a director of IVAX Corporation and a director of Continucare Corporation (integrated healthcare).


PERCY A. PIERRE, PH.D.     Dr.  Pierre  has   been   Professor   of   Electrical
Director since 1997        Engineering at the College of Engineering of Michigan
Age 63                     State   University  since  1995.  Prior  to  1995, he
                           was the  Vice  President  for  Research  and Graduate
                           Studies,   as   well  as   Professor  of   Electrical
                           Engineering at Michigan State University from 1990 to 1995; President of Prairie View A & M University from 1983 to 1989; Assistant Secretary of the Army for Research, Development and Acquisition, Department of the U.S. Army, from 1977 to 1981; and Dean of the School of Engineering at Howard University from 1971 to 1977. Dr. Pierre serves as a director of CMS
                           Energy Corp.(diversified energy company), Fifth-Third
                           Bank (Western Michigan), and is a Trustee of the University of Notre Dame.

A. MARVIN STRAIT, C.P.A.   Mr. Strait presently  practices as a Certified Public
Director since 1998        Accountant under the name A. Marvin  Strait,  CPA. He
Age 68                     has  practiced  in  the field of  public  accountancy
                           in  Colorado for more  than  forty years.  Mr. Strait
                           has  served  on the  Board of  Directors of  Colorado
                           Technical University since  1986.  He also  presently
                           serves as a member  of  the  Board  of  Directors  of
                           AutoTradeCenter.Com,  Inc., and a member of the Board
                           of Trustees  of the Colorado Springs Fine Arts Center
                           Foundation, and the Sam S. Bloom Foundation.  He also
                           presently  serves on the Community Advisory Panels of
                           Western   National   Bank   and  Intel   Corporation.
                           Mr. Strait previously served as the  Chairman  of the
                           Board of  Directors of  the  American   Institute  of
                           Certified Public  Accountants  (AICPA),  as President
                           of  the  Colorado   Society   of   Certified   Public
                           Accountants   and  the  Colorado   State   Board   of
                           Accountancy, and serves as a permanent member of the AICPA Governing Council.

Director Compensation

     Each director who is not employed by the Company receives a retainer of $4,800 per year for his or her service as a director, a meeting attendance fee of $1,000 for each Board of Directors meeting attended in person, and is reimbursed for expenses incurred in attending Board and committee meetings. In lieu of both the retainer and the meeting attendance fees, each director who was not employed by the Company may elect to receive 7,500 options to purchase shares of Common Stock, to be granted on the first business day after election at the annual meeting of shareholders at an exercise price equal to the fair market value of the Common Stock on the date of grant.

     In addition, pursuant to the formula grant provision contained in the Company's Amended and Restated 1996 Stock Option Plan, non-employee directors automatically are granted each year, on the first business day following the Company's annual meeting of shareholders, non-qualified stock options to purchase 7,500 shares (37,500 shares in the case of the Chairman of the Board) of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of the grant, and having a term of ten years. In fiscal 2002, pursuant to that formula grant provision, options at an exercise price of $3.40 per share were automatically granted to Dr. Frost (37,500 shares), and to Dr. Borsting, Mr. Flanzraich, Mr. Knight, Dr. Lipsett, Dr. Krasno, Dr. Pierre and Mr. Strait (7,500 shares each). In addition, Dr. Frost, Dr. Borsting, Dr. Lipsett, Dr. Krasno, Dr. Pierre and Messrs. Flanzraich and Strait also received options to purchase an additional 7,500 shares at $3.40 per share in fiscal 2002 in lieu of their retainer and meeting attendance fees as discussed above. The Compensation Committee of the Board of Directors also approved a grant of options to purchase 20,000 shares at $3.40 per share to Dr. Borsting, the Vice Chairman of the Board.

Meetings and Committees of the Board of Directors

     The Board of Directors held four meetings during fiscal 2002 and acted once by written consent. All directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served during the period in which they were a member of the Board of Directors or the committee, as applicable. The Board of Directors has three standing committees, described below. The Board of Directors does not have a nominating committee, and the usual functions of such a committee are performed by the entire Board of Directors.

     Executive Committee. The Executive Committee of the Board of Directors acts on certain matters during intervals between meetings of the Board of Directors. For fiscal 2002, the members of the Executive Committee were Mr. Pfenniger, Dr. Frost, Dr. Borsting and Mr. Flanzraich. The Executive Committee held no meetings during fiscal 2002.

     Audit Committee. The principal functions of the Audit Committee include reviewing the adequacy of the Company's internal systems of accounting controls, recommending to the Board of Directors the appointment of independent auditors, conferring with independent auditors concerning the scope of their examinations of the books and records of the Company and their independence, reviewing the fee arrangement of the Company's independent auditors, reviewing the financial statements of the Company, management's disclosures and the independent auditor's report, reviewing the independent auditors' findings and recommendations, and considering other appropriate matters regarding the financial affairs of the Company. The Audit Committee operates under a written charter adopted by the Board of Directors. For fiscal 2002, members of the Audit Committee were Dr. Borsting, Mr. Knight, Dr. Lipsett, Dr. Pierre and A. Marvin Strait, C.P.A. The Audit Committee held four meetings during fiscal 2002.

     Compensation Committee. The principal functions of the Compensation Committee are to approve or recommend to the Board of Directors remuneration arrangements and compensation plans involving the Company's directors and executive officers and to review with management the Company's employee and stock benefit programs. The Compensation Committee also administers the Company's stock option plans and makes grants thereunder. For fiscal 2002, the members of the Compensation Committee were Dr. Frost, Dr. Krasno and Neil Flanzraich. The Compensation Committee held four meetings during fiscal 2002 and acted once by written consent.

Executive Officers Who are Not Nominees

     The Company's executive officers are elected annually at the first meeting of the Board of Directors following each annual meeting of shareholders. Set forth below is a summary of the background and business experience of the executive officer of the Company who is not a nominee for director.

     Fernando L. Fernandez. Mr. Fernandez, age 41, has served as Vice President--Finance, Chief Financial Officer, Secretary and Treasurer of the Company since 1996. Prior to joining the Company, Mr. Fernandez, a certified public accountant, served as Chief Financial Officer of Frost Nevada, Limited Partnership from 1991 to 1996. Previously, Mr. Fernandez served as Audit Manager for Pricewaterhouse Coopers LLP (formerly Coopers & Lybrand) in Miami.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and 10% shareholders to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities with the Securities and Exchange Commission. Directors, executive officers and 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company's directors and executive officers that no other reports were required, the Company believes that during fiscal 2002 the Company's directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

Certain Relationships and Related Transactions

     The Company currently occupies approximately 13,849 square feet of administrative offices in Miami, Florida which are owned by IVAX Corporation. The lease between the Company and IVAX may be terminated on 180 days notice and provides for an annual rental of $302,827. Dr. Frost, the Chairman of the Board and a principal shareholder of the Company, is also the Chairman of the Board, Chief Executive Officer and a principal shareholder of IVAX and Neil Flanzraich, a director of the Company, is Vice Chairman and President of IVAX. Mr. Pfenniger, the Company's Chief Executive Officer and a director, is also a director of IVAX.


Stock Ownership by Principal Security Holders and Management

     The following table sets forth certain information as of June 1, 2002 concerning the number of shares of Common Stock beneficially owned by: (a) each director, (b) each executive officer named below in the "Summary Compensation Table", (c) all directors and executive officers as a group, and (d) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, and the percentage such shares represent of the total outstanding shares of Common Stock. Unless otherwise indicated, all shares are owned directly by the person indicated who holds sole voting and investment power.

                                       Shares Beneficially         Percentage
Name of Beneficial Holder                    Owned (1)                Owned
-------------------------              -------------------         ----------
Bedford Oak Partners, L.P.                  1,126,700 (2)               8.2
Samstock, LLC                               1,124,000 (3)               8.4
Jack R. Borsting, Ph.D.                       157,600 (4)               1.1
Neil Flanzraich                                86,875 (4)                *
Phillip Frost, M.D.                         4,351,028 (5)              30.4
Peter S. Knight                               102,500 (4)                *
Richard M. Krasno, Ph.D.                       82,500 (4)                *
Lois F. Lipsett, Ph.D.                         82,700 (4)                *
Richard C. Pfenniger, Jr.                     613,049 (4)               4.3
Percy A. Pierre, Ph.D.                         73,225 (4)                *
A. Marvin Strait, C.P.A.                      105,028 (4)                *
Randy S. Proto (6)                            702,176 (4)               4.8
Fernando L. Fernandez                         223,404 (4)               1.6
All directors and executive officers
as a group (11 persons)                     6,580,085 (7)              40.6
_____________________



*    Represents beneficial ownership of less than one percent.

(1) For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Securities Exchange Act of 1934; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of Section 16 of the Securities Exchange Act of 1934.

(2) Based on information contained in a schedule 13G dated February 12, 2002. As reported therein, Bedford Oak Advisors, LLC ("BOA") in its capacity as investment manager of Bedford Oak Partners, L.P., and Harvey Eisen, in his capacity as managing member of BOA, are also deemed to have beneficial ownership of the 1,126,700 shares.

(3)  Based on information contained in a Schedule 13G dated March 14, 2001.

(4) Includes shares which may be acquired pursuant to stock options exercisable within 60 days of June 1, 2002: Dr. Borsting (150,000); Mr. Knight (102,500); Dr. Krasno (82,500); Mr. Flanzraich (86,875); Dr. Lipsett
     (82,500);   Dr.  Pierre  (70,625);   Mr.  Strait  (67,500);  Mr.  Pfenniger
     (435,000); Mr. Proto (615,000); and Mr. Fernandez (207,500).

(5) Includes (a) 370,000 shares which may be acquired pursuant to stock options held by Dr. Frost exercisable within 60 days of June 1, 2002, and (b) 3,971,028 shares held by Frost-Nevada, Limited Partnership, ("FNLP"). Dr. Frost is one of two limited partners of FNLP and the sole shareholder of the sole general partner of FNLP. FNLP's business address is 3500 Lakeside Court, Suite 200, Reno, Nevada 89509. Dr. Frost's business address is 4400 Biscayne Blvd., Miami, Florida 33137.

(6) Mr. Proto resigned as the Company's President and Chief Operating Officer in November 2001.

(7)  Includes shares described in footnotes (4) and (5) as beneficially owned.

Executive Compensation

     The following table contains certain information regarding aggregate compensation paid or accrued by the Company during fiscal 2002 to the Chief Executive Officer of the Company and to each of the Company's other two executive officers whose combined salary and bonus during fiscal 2002 exceeded $100,000.

                                 Summary Compensation Table

                                                       Long-Term     All Other
                               Annual Compensation     Compensation Compensation
                           --------------------------  ------------ ------------
Name and                   Year Ended
Principal Position          March 31,  Salary   Bonus  Stock Options
-------------------------- ----------- ------- ------- --------------
                                         ($)     ($)       (#)        ($)(1)
Richard  C. Pfenniger, Jr.    2002     291,000 150,000      0       4,337
Chief Executive Officer       2001     291,000    0         0         3,100
                              2000     291,000    0      30,000       4,800

Fernando L. Fernandez         2002     138,000  70,000      0       4,025
Vice President - Finance,     2001     138,000    0         0         3,100
Chief Financial Officer,      2000     138,000    0      10,000       4,516
Secretary and Treasurer

Randy S. Proto (2)            2002     122,000    0         0        64,500 (3)
Former President and          2001     183,000    0         0         3,100
Chief Operating Officer       2000     183,000    0      20,000       4,800

________________________

(1) The amounts included in the "All Other Compensation" column represent matching contributions made by the Company under the Whitman Employee Retirement Savings Plan maintained under Section 401 (k) of the Internal Revenue Code.

(2) Mr. Proto resigned as the Company's President and Chief Operating Officer in November 2001.

(3) Included in the "All Other Compensation" column is payments made under a consulting agreement in the amount of $61,000.

     During the fiscal year ended March 31, 2002, no stock options were granted to the executive officers named in the "Summary Compensation Table." However, stock options were granted to the executive officers named in the "Summary Compensation Table" in June 2002 in connection with their performance in fiscal 2002. The stock options were granted at an exercise price of $6.20 per share, the fair market value of the Company's Common Stock on the date of grant, and have a seven-year term.

     The following table sets forth information concerning stock option exercises during fiscal 2002 by each of the executive officers named in the "Summary Compensation Table" above and the fiscal year-end value of unexercised options held by each of the executive officers named in the "Summary Compensation Table" above.

                      Aggregated Stock Option Exercises in
                 Fiscal 2002 And Fiscal Year-End Option Values

                                 Securities Underlying
                                 Number of Unexercised   Value of Unexercised
                                 Options at Fiscal       In-the-Money Options
                                 Year End                at Fiscal Year End
                                 ----------------------- -----------------------
             Shares
            Acquired    Value                Un-                     Un-
           on Exercise  Realized Exercisable exercisable Exercisable exercisable
           ------------ -------- ----------- ----------- ----------- -----------
               (#)        ($)        (#)         (#)       ($) (1)     ($) (1)

Richard C.   10,000      6,500     408,750      33,750     323,734      28,003
Pfenniger
Chief
Executive
Officer

Fernando L.       0          0     207,500       2,500     398,138       8,262
Fernandez
Vice
President-
Finance,
Chief
Financial
Officer,
Secretary
and
Treasurer

Randy S.
Proto (2)         0          0     615,000           0   2,172,050           0
Former
President
and Chief
Operating
Officer

__________________


(1) The value of unexercised in-the-money options represents the number of options held at March 31, 2002 multiplied by the difference between the exercise price and $5.92, the closing price of the Common Stock at March 29, 2002 (the last trading day in fiscal 2002).

(2) Mr. Proto resigned as the Company's President and Chief Operating Officer in November 2001.

Performance Graph

     The graph and table set forth below compares the cumulative total shareholder return on the Common Stock for fiscal 1998 through fiscal 2002 with the S&P 500 Index and an industry peer group index for the same period. The industry peer group index is comprised of the following companies, each of which was selected on the basis of the similarity of its business with that of the
Company: Apollo Group, Inc., Career Education Corp., Corinthian Colleges, Inc., DeVry, Inc., Education Management Corp, ITT Educational Services, Inc., and Strayer Education, Inc. (the "Industry Group"). We believe that the Industry Group represents a significant portion of the market value of publicly traded companies whose primary business is postsecondary education. The Industry Group includes all of the peer issuers in the industry group used for former periods, except that Argosy Education Group, Inc., has been excluded because it is no longer a publicly traded company (the "Former Industry Group"). The graph and table assume an investment of $100 in the Common Stock and each index on March 31, 1997 (the last trading day in fiscal 1997), and the reinvestment of all dividends.









                             PERFORMANCE GRAPH HERE












                                        Fiscal Year Ended March 31,
                            March 31, ------------------------------------------
                               1997    1998    1999     2000     2001     2002
                            --------  ------  ------   ------  -------   -------
Whitman                        100      108      71       43       57      113
Industry Peer Group Index      100      172     218      178      283      403
S&P 500 Index                  100      148     175      207      162      162

Compensation Committee Report on Executive Compensation

     The following report of the Company's Compensation Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and it shall not be otherwise deemed filed under such Acts.

To the Company's Shareholders:

     The Compensation Committee of the Company's Board of Directors, which is composed of two non-employee directors, is charged with reviewing the compensation of the Chief Executive Officer of the Company and making recommendations with respect thereto to the Board of Directors. The Compensation Committee also reviews and approves the compensation of the Company's other executive officers. The Committee's compensation policies are based on a desire to enhance long-term shareholder value. To achieve this goal, the Committee recognizes that it must adopt compensation policies which will attract, retain and motivate qualified and experienced executive officers and align the financial interests of the Company's executive officers with those of its shareholders. In attracting and retaining executives, the Committee recognizes that the Company must compete for the services of executives with many other companies, many of which possess significantly greater financial resources than the Company and have available more comprehensive compensation plans and arrangements than are presently utilized by the Company.

     In light of these factors, the Committee believes that the best manner presently available to the Company to attract, retain and motivate talented executives is through the award of long-term incentive compensation in the form of stock options both at the time the executive joins the Company and periodically thereafter. The Committee believes that providing executives with opportunities to acquire significant stakes in the future growth and prosperity of the Company through the grant of stock options creates an entrepreneurial atmosphere and helps motivate executives to perform to their full potential. The Committee believes that utilizing stock option grants for a significant portion of executive compensation assists the Company in more closely aligning the executives' interests with those of the Company's shareholders, since the ultimate value of such compensation is directly dependent on the Company's stock price.

     Accordingly, the Committee designs the compensation of executive officers to consist of a reasonable annual salary with long-term incentive compensation in the form of stock options. In certain circumstances, the Company may pay cash bonuses to its executive officers to recognize those officers whose individual performance in particular years was outstanding. The Committee has also approved an incentive bonus plan for all employees of the Company with bonus potential dependent upon the financial performance of the Company as a whole, the financial performance of an employee's school or division and the discretionary evaluation of each employee's performance during the fiscal year.

     Executive Officers (other than the Chief Executive Officer). The Chief Executive Officer, with the assistance of other executive officers, makes salary recommendations to the Compensation Committee for the executive officers of the Company other than the Chief Executive Officer. Such recommendations are reviewed and approved by the Compensation Committee with any modifications deemed appropriate. In reviewing and approving salary recommendations, the Compensation Committee considers several factors, including individual performance, the executive's responsibilities, compensation offered by competitors, the cost of living, and the financial performance of the Company. The Company has not, however, established specific performance goals or tied executive compensation to the achievement of specific performance goals. The compensation determination is largely subjective, and no specific weight is given to any particular factor. The Compensation Committee may, in certain circumstances, recommend that a cash bonus be paid to executives whose individual performance during a particular year was outstanding. The amount of any bonus is based upon the recommendation of the Chief Executive Officer with any modifications deemed appropriate.

     Stock options are intended to represent a significant portion of total compensation for the Company's executive officers. Stock options are granted at the prevailing market price on the date of grant, and will only have value if the value of the Company's stock price increases from that date. Generally, grants vest in equal amounts over a four-year period and have seven-year terms. Executives generally must be employed by the Company at the time of vesting in order to exercise the options. Grants of stock options to executive officers are generally made upon the recommendation of the Chief Executive Officer (with any modifications deemed appropriate) based on the level of the executive's position with the Company, an evaluation of the executive's past and expected performance, the number of outstanding and previously granted options, and discussions with the executive. The determination of the timing and number of stock options granted to the executive officers is made by the Compensation Committee on a subjective basis, with no specific weight given to any particular factor.

     Chief Executive Officer. For fiscal 2003, after discussions with Mr. Pfenniger and a review of his performance in fiscal 2002, the Committee set Mr. Pfenniger's base salary in fiscal 2003 at $305,000, awarded a performance bonus of $150,000 and awarded him stock options to purchase 30,000 shares of the Company's Common Stock at $6.20 per share, the fair market value of the Company's Common Stock on the date of grant. The stock options have a seven-year term and vest ratably over four years. In setting Mr. Pfenniger's salary and awarding the performance bonus and the stock options for fiscal 2003, the Committee considered the Company's financial performance in fiscal 2002 and Mr. Pfenniger's contribution to the Company's improved financial performance over fiscal 2001, the quality of his services and the salaries paid to similarly situated chief executive officers. The determination of Mr. Pfenniger's compensation package was subjective, with no specific weight given to any particular factor. Mr. Pfenniger's compensation package was reviewed by the Board of Directors who believe that the compensation is fair and reasonable in light of the factors considered by the Compensation Committee.

     Tax  Matters.  Section  162(m) of the  Internal  Revenue  Code of 1986,  as
amended, generally disallows a deduction for federal income tax purposes to public companies for compensation over $1 million paid in any taxable year to the Company's Chief Executive Officer or to any of the four other most highly compensated executive officers of the Company. Qualifying performance-based compensation is not subject to the limitation if certain requirements are satisfied. Based upon applicable regulations, the Company believes that compensation expenses relating to options granted under its stock option plans will not be subject to the Section 162(m) limitations.

     The Compensation Committee continually evaluates the Company's compensation policies and procedures with respect to its executive officers in light of the overall financial performance of the Company and its effect on shareholder value.


         The Compensation Committee of the Board of Directors

         Phillip Frost, Chairman            Richard M. Krasno

Compensation Committee Interlocks and Insider Participation

     During fiscal 2002, the following directors served on the Compensation Committee of the Board of Directors: Dr. Frost, Mr. Flanzraich and Dr. Krasno. Dr. Frost is an executive officer and Chairman of the Board of Directors of IVAX Corporation, and Mr. Flanzraich is an executive officer and director of IVAX. Richard C. Pfenniger, Jr. is the Company's Chief Executive Officer and Vice Chairman and a director of the Company and is also a director of IVAX.


INDEPENDENT AUDITORS

     Ernst & Young, LLP, independent auditors, was appointed by the Board of Directors to audit the Company's financial statements for fiscal 2002. This firm has acted as independent auditors for the Company since 1992. Representatives of Ernst & Young are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions raised by shareholders.


Audit Fees

     For fiscal year 2002, the aggregate fees for professional services rendered by Ernst & Young, LLP in connection with their audit of the Company's financial statements and their reviews of the Company's quarterly reports on Form 10-Q were approximately $167,500.

Financial Information Systems Design and Implementation Fees

     There were no professional services rendered by Ernst & Young, LLP in the year ended March 31, 2002 relating to financial information systems design and implementation.


All Other Fees

     The aggregate fees billed for all other services rendered by Ernst & Young, LLP during the year ended March 31, 2002 were approximately $24,800, including audit related services of $9,800 and non-audit services of $15,000. Audit related services generally include fees for assistance with new accounting pronouncements. Non-audit services include a review of the federal income tax return and other tax consulting services.

     The Company's Audit Committee approves all audit and non-audit services provided by Ernst & Young, LLP and considers whether the provision of non-audit services is compatible with maintaining the auditor's independence.

Report of the Audit Committee of the Board of Directors


     The following report of the Company's Audit Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and it shall not be otherwise deemed filed under such Acts.

To the Company's Shareholders:

     The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's financial statements, its system of internal controls and the independence and performance of its independent auditors. The Audit Committee is composed of five non-employee directors and operates under a written charter adopted and approved by the Board of Directors. The Board of Directors, in its business judgment, has determined that each Audit Committee member is "independent" as such term is defined by the American Stock Exchange's listing standards.

     The Company's management is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting process, including the system of internal control, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations. The Company's independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. Our responsibility is to independently monitor and review these processes. We must rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors. Accordingly, although we consult with and discuss these matters and our questions and concerns with management and our independent auditors, our oversight can not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions can not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company's auditors are in fact "independent."

     In this context, we held four meetings during fiscal 2002. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and the Company's independent auditors, Ernst & Young, LLP. We discussed with the Company's independent auditors, with and without management present, the results of their examinations and their evaluations of the Company's internal controls.

     We have reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2002 with management and Ernst & Young, as well as the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). Our discussion also included a discussion of the background and experience of the Ernst & Young audit personnel assigned to the Company and the quality control procedures established by Ernst & Young.

     Ernst & Young also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from the Company. When considering Ernst & Young's independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to Ernst & Young for their audit and non-audit services both separately and in the aggregate.

     Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Company's audited financial statements for the year ended March 31, 2002 be included in the Company's Annual Report on Form 10-K.

The Audit Committee of the Board of Directors

  Jack R. Borsting, Ph.D.         Peter S. Knight          Lois F. Lipsett, Ph.D
      Percy A. Pierre, Ph.D.                        A. Marvin Strait, C.P.A.


                                OTHER INFORMATION


Shareholder Proposals for 2003 Annual Meeting

     Any shareholder proposals intended to be presented at the Company's 2003 annual meeting of shareholders must be received by the Secretary, Whitman Education Group, Inc., 4400 Biscayne Boulevard, Miami, Florida 33137, no later than March 18, 2003, in order to be considered for inclusion in the Company's proxy statement and form of proxy card relating to such meeting.


     Shareholders who do not present proposals for inclusion in the Proxy Statement but who still intend to submit a proposal at the 2003 Annual Meeting must, in accordance with the Company's Bylaws, provide timely notice of the matter to the Secretary of the Company. To be timely, written notice must be received by the Secretary no less than 60 days nor more than 90 days prior to the annual meeting. If less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given, then notice of the proposed business matter must be received by the Secretary not later than the close of business on the tenth day following the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Any notice to the Secretary must include as to each matter the shareholder proposes to bring before the meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reason for conducting such business at the annual meeting, (b) the shareholder's name and address, as they appear on the Company's books, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, (d) any material interest of the shareholder in such business and (e) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent of the shareholder proposal.

Other Business

     As of the date of this proxy statement, the Board of Directors knows of no business to be presented at the Annual Meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, the persons named as proxies will vote on such matters in their discretion.



                                             /s/Fernando L. Fernandez

                                             Fernando L. Fernandez
                                             Secretary


July 15, 2002